                                                               EXHIBIT 99.(A)(5)

                                  GBC Bancorp

                          Offer to Purchase for Cash
                  Up to 2,000,000 Shares of its Common Stock
                   at a Purchase Price not Greater than $22
                          Nor Less Than $18 Per Share

                                                                  June 16, 1999

To Our Clients:

  Enclosed for your consideration are the Offer to Purchase, dated June 16, 1999, and the related Letter of Transmittal (which together constitute the "Offer"), in connection with the Offer by GBC Bancorp, a California corporation (the "Company"), to purchase for cash up to 2,000,000 shares of its common stock, no par value (the "Shares"), at prices not greater than $22 nor less than $18 per Share, upon the terms and subject to the conditions of the Offer. Also enclosed herewith is certain other material related to the Offer, including a letter, dated June 16, 1999, from Li-Pei Wu, Chairman of the Board and Chief Executive Officer of the Company, to shareholders of the Company.

  The Company will determine a single per Share price (not greater than $22 nor less than $18 per Share) (the "Purchase Price") that it will pay for Shares validly tendered pursuant to the Offer, taking into account the number of Shares so tendered and the prices specified by tendering shareholders. The Company will select the Purchase Price which will allow it to buy 2,000,000 Shares (or such lesser number of Shares as are validly tendered at prices not greater than $22 nor less than $18 per Share) pursuant to the Offer. All Shares validly tendered prior to the Expiration Date at prices at or below the Purchase Price will be purchased at the Purchase Price, net to the seller in cash, upon the terms and subject to the conditions of the Offer, including the proration terms thereof. The Company will return all other Shares, including Shares tendered at prices greater than the Purchase Price and Shares not purchased because of proration. See Section 1 of the Offer to Purchase.

  If, prior to the Expiration Date, more than 2,000,000 Shares (or such greater number of Shares as the Company may elect to purchase) are validly tendered, the Company will, upon the terms and subject to the conditions of the Offer, accept Shares for purchase first from Odd Lot Owners (as defined in Section 2 of the Offer to Purchase) who validly tender all of their Shares at or below the Purchase Price, and then on a pro rata basis, if necessary, from all other shareholders whose Shares are validly tendered at or below the Purchase Price.

  WE ARE THE HOLDER OF RECORD OF SHARES HELD FOR YOUR ACCOUNT. AS SUCH, WE ARE THE ONLY ONES WHO CAN TENDER YOUR SHARES, AND THEN ONLY PURSUANT TO THE INSTRUCTIONS YOU SET FORTH ON THE ATTACHED INSTRUCTION FORM. WE ARE SENDING YOU THE LETTER OF TRANSMITTAL FOR YOUR INFORMATION ONLY; YOU CANNOT USE IT TO TENDER SHARES WE HOLD FOR YOUR ACCOUNT.

  Please instruct us as to whether you wish us to tender any or all of the Shares we hold for your account on the terms and subject to the conditions of the Offer.

We call your attention to the following:

    1. You may tender Shares at prices (in multiples of $0.25) not greater than $22 nor less than $18 per Share, as indicated in the attached Instruction Form, net to you in cash.

    2. The Offer is not conditioned upon any minimum number of Shares being tendered. The Offer is, however, subject to certain other conditions set forth in the Offer.

    3. The Offer, proration period, and withdrawal rights will expire at 11:59 p.m., New York City time, on Wednesday, July 14, 1999, unless the Company extends the Offer.
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    4. The Offer is for up to 2,000,000 Shares, constituting approximately
  16% of the Shares outstanding as of June 11, 1999.

    5. Tendering shareholders will not be obligated to pay any brokerage commissions, solicitation fees or, subject to Instruction 7 of the Letter of Transmittal, stock transfer taxes on the Company's purchase of Shares pursuant to the Offer.

    6. If you owned beneficially as of the close of business on June 11, 1999 an aggregate of less than 100 Shares, you instruct us to tender on your behalf all the Shares of which we are the holder of record at or below the Purchase Price before the expiration of the Offer and you check the appropriate space in the box captioned "Odd Lots" in the attached Instruction Form, the Company will accept all such Shares for purchase before proration, if any, of the purchase of other Shares tendered at or below the Purchase Price.

    7. If you wish to tender portions of your Shares at different prices, you must complete a separate Instruction Form for each price at which you wish to tender each portion of your Shares. We must submit separate Letters of Transmittal on your behalf for each price you will accept.

  If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing, and returning to us the attached Instruction Form. An envelope to return your Instruction Form to us is enclosed. If you authorize us to tender your Shares, we will tender all such Shares unless you specify otherwise on the attached Instruction Form.

  YOUR INSTRUCTION FORM SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF ON OR BEFORE THE EXPIRATION OF THE OFFER. THE OFFER, PRORATION PERIOD, AND WITHDRAWAL RIGHTS EXPIRE AT 11:59 P.M., NEW YORK CITY TIME, ON WEDNESDAY, JULY 14, 1999, UNLESS THE COMPANY EXTENDS THE OFFER.

As described in Section 1 of the Offer to Purchase, if before the Expiration Date more than 2,000,000 Shares (or such greater number of Shares as the Company elects to purchase) are validly tendered at or below the Purchase Price, the Company will accept Shares for purchase at the Purchase Price in the following order of priority:

    (a) first, all Shares validly tendered at or below the Purchase Price prior to the Expiration Date by any Odd Lot Owner (as defined in Section 2 of the Offer to Purchase) who:

      (1) tenders all Shares beneficially owned by such Odd Lot Owner at or below the Purchase Price (partial tenders will not qualify for this preference); and

      (2) completes the section captioned "Odd Lots" on the Letter of Transmittal and, if applicable, on the Notice of Guaranteed Delivery; and

    (b) then, after purchase of all of the foregoing Shares, all other Shares validly tendered at or below the Purchase Price before the Expiration Date on a pro rata basis, if necessary (with adjustments to avoid purchases of fractional Shares).

  The Offer is not being made to, nor will the Company accept tenders from, holders of Shares in any jurisdiction in which the Offer or its acceptance would not comply with the securities or blue sky laws of such jurisdiction. The Company is not aware of any jurisdiction in which the making of the Offer or the tender of Shares would not be in compliance with the laws of such jurisdictions. However, the Company reserves the right to exclude holders in any jurisdiction in which it is asserted that the Offer cannot lawfully be made. So long as the Company makes a good faith effort to comply with any state law deemed applicable to the Offer, if it cannot do so, the Company believes that the exclusion of holders residing in such jurisdictions is permitted under Rule 13e-4(f)(9) promulgated under the Exchange Act. In any jurisdiction the securities or blue sky laws of which require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on the Company's behalf by one or more registered brokers or dealers licensed under the laws of such jurisdiction.

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

                       Instruction Form With Respect to
       Offer to Purchase for Cash up to 2,000,000 Shares of Common Stock

                                      of

                                  GBC Bancorp

                   At A Purchase Price Not Greater Than $22
                          Nor Less Than $18 Per Share

  The undersigned acknowledge(s) receipt of your letter, and the enclosed Offer to Purchase dated June 16, 1999 and related Letter of Transmittal (which together constitute the "Offer"), in connection with the offer by GBC Bancorp, a California corporation (the "Company"), to purchase for cash 2,000,000 shares of its common stock, no par value (the "Shares"), at prices not greater than $22 nor less than $18 per Share, upon the terms and subject to the conditions of the Offer.

  The Company will determine a single per Share price (not greater than $22 nor less than $18 per Share) (the "Purchase Price") that it will pay for the Shares validly tendered pursuant to the Offer, taking into account the number of Shares so tendered and the prices specified by tendering shareholders. The Company will select the Purchase Price which will allow it to buy 2,000,000 Shares (or such lesser number of Shares as are properly tendered at prices not greater than $22 nor less than $18 per Share) pursuant to the Offer. All Shares validly tendered at prices at or below the Purchase Price will be purchased at the Purchase Price, net to the seller in cash, upon the terms and subject to the conditions of the Offer, including the proration terms thereof. The Company will return all other Shares, including Shares tendered at prices greater than the Purchase Price and Shares not purchased because of proration. See Section 1 of the Offer to Purchase.

 [_]By checking this box, all Shares held by us for your account will be tendered. If less than all of the Shares are to be tendered, please check the box below and indicate the aggregate number of Shares to be tendered by us.

                       [ ]                    Shares (1)
 --------
 (1) Unless otherwise indicated, it will be assumed that all Shares held for the account of the undersigned are to be tendered.

                       PRICE (IN DOLLARS) PER SHARE AT
                       WHICH SHARES ARE BEING TENDERED

     IF SHARES ARE BEING TENDERED AT MORE THAN ONE PRICE, USE A SEPARATE
                 INSTRUCTION FORM FOR EACH PRICE SPECIFIED.

    CHECK ONLY ONE BOX. IF MORE THAN ONE BOX IS CHECKED, OR IF NO BOX IS CHECKED (EXCEPT AS PROVIDED IN THE ODD LOTS INSTRUCTIONS BELOW), THERE IS
                         NO PROPER TENDER OF SHARES.

    [_] 18.00          [_] 19.00          [_] 20.00          [_] 21.00          [_] 22.00

    [_] 18.25          [_] 19.25          [_] 20.25          [_] 21.25

    [_] 18.50          [_] 19.50          [_] 20.50          [_] 21.50

    [_] 18.75          [_] 19.75          [_] 20.75          [_] 21.75


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                                  ODD LOTS

  [_]By checking this box, the undersigned represents that the undersigned owned beneficially, as of the close of business on June 11, 1999, an aggregate of less than 100 Shares, and is tendering or is instructing the applicable record holder(s) to tender all such Shares.

  [_]Check this box if you do not wish to specify a purchase price, in which case you will be deemed to have tendered at the Purchase Price determined by the Company in accordance with the terms of the Offer (persons checking this box need not indicate the price per Share in the box entitled "Price (in Dollars) Per Share at Which Shares Are Being Tendered").

                               SIGNATURE BOX

  Signature(s): __________________________________________________________

  Dated: _________________________________________________________________

  Name(s) and Address(es): _______________________________________________
                                              (please print)

  Area Code and Telephone Number: ________________________________________

  Taxpayer Identification or Social Security Number: _____________________


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